SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                                 13-4026700
   (State of Incorporation or Organization)              (I.R.S. Employer
                                                       Identification no.)
                1585 Broadway
                 New York, NY                                 10036
   (Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.     [X]                               box.     [ ]


Securities Act registration statement file number to which this form relates:
   333-64879
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
         -------------------                    ------------------------------

           SATURNS SAFECO                          New York Stock Exchange
       Capital Security Backed
            Series 2001-7
   1,287,653 8.25% Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-7, S-8 through S-10 and S-11 through S-13, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, issued November 30, 2001, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Units contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Units, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.


Item 2.    Exhibits.

                  None.


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 7, 2001

                                        MSDW STRUCTURED ASSET CORP.
                                        (Registrant)


                                        By: /s/ John Kehoe
                                            -----------------------
                                        Name: John Kehoe
                                        Title: Vice President